Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2020 relating to the financial statements of HighPoint Resources Corporation, and the effectiveness of HighPoint Resources Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of HighPoint Resources Corporation for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Denver, Colorado
May 27, 2020